UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) May 4, 2021

Palantir Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39540	68-0551851
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1555 Blake Street, Suite 250

Denver, Colorado 80202

(Address of principal executive offices and zip code)

(720) 358-3679

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	PLTR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02	Unregistered Sales of Equity Securities.

On May 4, 2021, Palantir Technologies Inc. (the “Company) became obligated to issue 80,844 shares of its Class B Common Stock as a contingent payment in connection with the Company’s acquisition of certain rights and other terms in a strategic transaction with a third party completed in May 2020 (such shares, the “Contingent Payment Shares”). The transaction agreement contemplated that certain securityholders of the third party would receive the Contingent Payment Shares, for no additional consideration, upon the satisfaction of certain post-closing conditions.

In January 2021, the Company issued an aggregate of 735,740 shares of Class B Common Stock to two accredited investors upon the net exercise of warrants (such warrants, the “Warrants,” and such shares, the “Warrant Shares,” and together with the Contingent Payment Shares, the “Shares”). The Warrants were previously disclosed in the Company’s Registration Statement on Form S-1, and the issuance of the Warrant Shares represented less than 1% of the number of shares of Class B Common Stock outstanding on the date of issuance.

The issuances of the Shares were made in reliance on the exemptions or exclusions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), contained in Section 4(a)(2) of the Securities Act. The Shares are convertible into shares of the Company’s Class A Common Stock in accordance with the Company’s Amended and Restated Certificate of Incorporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2021	Palantir Technologies Inc.
	By:	/s/ Alexander C. Karp
Alexander C. Karp
Chief Executive Officer